Exhibit 10.14

AGREEMENT

This Employment Agreement is entered into this 8 day of JANUARY, 2007, by and between Geospatial Mapping Systems Inc. having a place of business at 229 Howes Run Road, Sarver, Pennsylvania 16055 (“Geospatial”) and LINDA M. WARD (“EMPLOYEE”).

WHEREAS, GEOSPATIAL is primarily engaged in the business of mapping underground conduit piping systems;

WHEREAS, during the course of EMPLOYEE’s employment with GEOSPATIAL, GEOSPATIAL will undertake to train and continue to train EMPLOYEE and to impart to EMPLOYEE proprietary and/or confidential information and/or trade secrets of GEOSPATIAL;

WHEREAS, GEOSPATIAL desires to procure the services of EMPLOYEE, and EMPLOYEE is willing to enter into employment with GEOSPATIAL, upon the terms and subject to the conditions set forth below;

NOW THEREFORE, in consideration of the continued employment by GEOSPATIAL, the disclosure by GEOSPATIAL of its proprietary information and/or trade secrets and other good and valuable consideration and intending to be legally bound hereby, EMPLOYEE hereby agrees to the following terms and conditions:

1. EMPLOYEE Acknowledgements. EMPLOYEE hereby recognizes and acknowledges that: (a) in the course of EMPLOYEE’S employment with GEOSPATIAL, it will be necessary for EMPLOYEE to develop and acquire certain confidential and proprietary data, including, but not limited to, technical information, specifications, ideas, inventions, prototypes, drawings, product requests, proposals, estimates, client and customer lists, pricing and pricing strategies, sources of supply, costs, discounts, sales and marketing strategies, training and training programs, business methods or practices, programs, hardware, software, inventions, products, product specifications, manufacturing processes and procedures, technical data and other confidential and proprietary customer information (collectively “Confidential Information”); (b) the Confidential information is the property of GEOSPATIAL; (c) GEOSPATIAL’s business is extremely sensitive, very technical and highly competitive; (d) the use, misappropriation or disclosure of the Confidential Information would constitute a breach of trust and could cause irreparable harm to GEOSPATIAL; and (e) it is essential to the protection of GEOSPATIAL’s goodwill and to the maintenance of GEOSPATIAL’s competitive position that the Confidential Information be kept secret and that EMPLOYEE not disclose the Confidential Information to others or use the Confidential Information to EMPLOYEE’S own advantage or to the advantage of others.

2. Non-Disclosure of Confidential Information. EMPLOYEE agrees to hold and safeguard the Confidential Information in trust for GEOSPATIAL, its successors and assigns and agrees that he/she shall not, without the prior written consent of GEOSPATIAL, misappropriate or disclose or make available to anyone for use outside of GEOSPATIAL’s organization at any time either during EMPLOYEE’s employment with GEOSPATIAL or subsequent to the termination of EMPLOYEE’s employment with GEOSPATIAL for any reason, including without limitation, termination by GEOSPATIAL for cause or without cause, any of the Confidential Information, whether or not developed by EMPLOYEE, except as required in the performance of EMPLOYEE’s duties to GEOSPATIAL.

3. Return of Materials. Upon termination of EMPLOYEE’s employment with GEOSPATIAL for any reason, including without limitation termination by GEOSPATIAL for cause or without cause, EMPLOYEE will promptly deliver to GEOSPATIAL all correspondence, drawings, specifications, letters, notes, notebooks, diaries, sales logs, proposals, manuals and any documents concerning the GEOSPATIAL’s business or products and, without limiting the foregoing, will promptly deliver to GEOSPATIAL any and all other documents or materials containing or constituting Confidential Information.

4. Disclosure of Works and Inventions/Assignment of Rights and Patents. EMPLOYEE shall disclose promptly to GEOSPATIAL or its nominee any and all works, inventions, discoveries and improvements authored, conceived or made by EMPLOYEE, either alone or with others, at anytime during the period of employment with GEOSPATIAL, whether or not within normal working hours, arising out of such employment or pertinent to any field of business or research in which, during such employment, GEOSPATIAL is engaged or is considering engaging. It is specifically agreed and understood that EMPLOYEE will be a party to the continuing development of technical inventions, products, improvements, concepts and ideas during EMPLOYEE’s employment by GEOSPATIAL. EMPLOYEE agrees to convey and assign to GEOSPATIAL, promptly and fully, all inventions, hardware, products, improvements, concepts, discoveries and ideas, whether or not patented or patentable, and any suggestions, proposals, and writings of any kind, including those which are copyrights or copyrightable (collectively with the prior listed items, the “Inventions”), made or conceived by EMPLOYEE, either individually or jointly with others, at any time during EMPLOYEE’s employment by GEOSPATIAL which relates to or is applicable, directly or indirectly, to any phase of the business of GEOSPATIAL. The Inventions shall be sole and exclusive property of GEOSPATIAL, its successors and assigns, EMPLOYEE agrees and acknowledges that EMPLOYEE has no proprietary interest in the Inventions, which may not be used by EMPLOYEE, directly or indirectly, for any purpose except for the benefit of GEOSPATIAL. EMPLOYEE further agrees, without expense to EMPLOYEE, to take such acts, and execute and acknowledge all such documents, including without limitation patent and copyright applications, as may be necessary and desirable in the sole discretion of GEOSPATIAL, to maintain, protect or vest in GEOSPATIAL the entire right, title and interest in and to the Inventions, and any patent, copyright or other proprietary right relating thereto, in any and all countries and jurisdictions, including assisting in any proceeding related thereto, whether it be before a judicial tribunal, a government agency relating to Inventions, patents and/or copyrights, and/or any other administrative body. Such obligations shall continue beyond the termination of employment with respect to any Inventions, authored, conceived or made by EMPLOYEE during the period of employment, and shall be binding upon EMPLOYEE’s assigns, executors, administrators and other legal representatives.

5. EMPLOYEE Inventions. All Inventions made or conceived by EMPLOYEE prior to the date of employment by GEOSPATIAL are listed on the back of this Agreement or on a sheet attached hereto. (Please give patent numbers, serial numbers of patent applications, and specific information as to subject matter and dates of conception and patent protection.) Any Invention made by EMPLOYEE and not included in the aforementioned list shall be deemed to have been made or conceived during EMPLOYEE’s employment by GEOSPATIAL, EMPLOYEE further agrees that all Inventions made or conceived by EMPLOYEE while employed by GEOSPATIAL stem from work, information, data, notes, collaboration, discussions and ideas occurring at or performed for GEOSPATIAL, and that no work, information, data, notes, collaboration, discussions and ideas of or for any previous employer, including any previous employer’s trade secrets, have been or will be used by EMPLOYEE while employed by GEOSPATIAL.

6. Authorization to Modify Restrictions. It is the intention of the parties that the provisions of this Agreement shall be enforceable to the fullest extent permissible under applicable law, but that the unenforceability (or modification to conform to such law) of any provision or provisions hereof shall not render unenforceable, or impair, the remaining provisions of this Agreement. If any provision or provisions of this Agreement shall be deemed invalid or unenforceable, either in whole or in part, this Agreement shall be deemed amended to delete or modify, as necessary, the offending provision or provisions and to alter the bounds thereof in order to render it valid and enforceable.

7. Consent to Jurisdiction. EMPLOYEE hereby irrevocably submits to the personal jurisdiction of the United States District Court for the Western District of Pennsylvania or the Court of Common Pleas of Butler County, Pennsylvania in any action or proceeding arising out of or relating to this Agreement, and EMPLOYEE hereby irrevocably agrees that all claims in respect of any such action or proceeding may be heard and determined in either court.

8. Jurisdiction and Venue. Any action or proceeding arising out of or relating to this Agreement shall be commenced by EMPLOYEE and may be commenced by GEOSPATIAL in the United States District Court for the Western District Court for the Western District of Pennsylvania or in the Court of Common Pleas, Butler County, Pennsylvania. In an action commenced in either of these courts, GEOSPATIAL and EMPLOYEE waive any objections to inconvenience of forum, venue and personal jurisdiction of the Court.

9. Governing Law. This Agreement shall be governed pursuant to the laws of the Commonwealth of Pennsylvania and any dispute in connection with this Agreement shall be resolved in the State or Federal Courts of the Commonwealth of Pennsylvania, each party submitting to the jurisdiction and venue of such court.

10. Enforceability. If any provision of this Agreement is held illegal or unenforceable by any arbitration panel or court of competent jurisdiction, such provision shall be deemed separable from the remaining provisions of this Agreement and shall not affect or impair the validity or enforceability of the remaining provisions of the Agreement.

11. No Waiver. The failure of either party to enforce, in any one or more instances, any of the terms and conditions of the Agreement shall not be construed as a waiver of the future performance of any such term or condition.

12. Entire Agreement. Each party acknowledges that it has read this Agreement, understands it, and agrees to be bound by its terms and further agrees that it is the complete and exclusive statement of the agreement between the parties relating to its subject matter and that this Agreement supercedes all prior and contemporaneous agreements concerning the subject matter hereof and may not be modified except in writing signed by the authorized representatives of both parties and specifically referring to the Agreement.

13. Agreement Binding. The obligations of EMPLOYEE under this Agreement shall continue after the termination of his/her employment with GEOSPATIAL for any reason, with or without cause, and shall be binding on his/her heirs, executors, and shall be binding on EMPLOYEE’s heirs, executors, legal representatives and assigns and shall inure to the benefit of any successors and/or assigns or GEOSPATIAL.

14. Caption and Paragraph Headings. Captions and paragraph headings are used for convenience only and are not to be construed as part of this Agreement and should not be used in construing this Agreement.

EMPLOYEE ACKNOWLEDGES THAT HE OR SHE HAS READ AND UNDERSTANDS THE PROVISIONS OF THIS AGREEMENT, THAT HE OR SHE HAS BEEN GIVEN AN OPPORTUNITY FOR HIS OR HER LEGAL COUNSEL TO REVIEW THIS AGREEMENT AND THAT THE PROVISIONS OF THIS AGREEMENT ARE REASONABLE AND ENFORCEABLE.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed the day and year first written above.

Witness:

EMPLOYEE

Geospatial Mapping Systems, Inc.

By:

Title:

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